UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2017 (June 6, 2017)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On June 6, 2017 (the “Term Loan Facility Effective Date”), Moody’s Corporation, a Delaware corporation ( the “Company”), entered into a loan agreement (the “Term Loan Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Term Loan Credit Agreement provides for a $500,000,000 term loan facility (the “Term Loan Facility”), maturing on June 6, 2020.

Advances under the Term Loan Facility will be available on a date after the Term Loan Facility Effective Date, subject to satisfaction of certain conditions set forth in the Term Loan Credit Agreement (the “Term Loan Facility Closing Date”). The proceeds of advances under the Term Loan Facility may be used to (i) acquire (the “Acquisition”) all of the issued and outstanding securities of Yellow Maple I B.V. (the “Target”), Yellow Maple Syrup I B.V. and Yellow Maple Syrup II B.V. (collectively with the Target, the “Target Companies”) from the Yellow Maple Coöperatief U.A., Yellow Maple Holding Guernsey Limited, CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP, Broad Street Principal Investments LLC, HX Luxembourg I S.À. R.L. and the other sellers (collectively, the “Sellers”) identified in the Securities Purchase Agreement (the “SPA”), dated May 15, 2017, entered into by the Company, Moody’s Holdings NL B.V. (the “Buyer”), the Target Companies and the Sellers, (ii) to pay related fees and expenses and (iii) to repay certain indebtedness of the Target Companies.

Borrowings under the Term Loan Facility may, at the Company’s election, bear interest at either (a) the base rate plus an applicable margin (“Base Rate Loans”) or (b) the Eurocurrency rate plus an applicable margin (“Eurocurrency Rate Loans”). The applicable rate ranges from 0.0% to 0.50% per annum for Base Rate Loans and 0.875% to 1.50% per annum for Eurocurrency Rate Loans, in each case depending on the Company’s index debt rating, as set forth in the Term Loan Credit Agreement.

The Company also pays a non-refundable ticking fee to the Administrative Agent from the date that is ninety days following the Term Loan Facility Effective Date through and including the date of termination of the commitments under the Term Loan Facility in full. The ticking fee for the Term Loan Facility can range from 0.08% of the aggregate amount of commitments under the Term Loan Facility to 0.175%, depending on the Company’s index debt rating, as set forth in the Term Loan Credit Agreement.

The commitments under the Term Loan Facility, unless previously terminated, will terminate upon (A) the earliest of (i) 6:00 p.m. (New York Time) on January 29, 2018 and (ii) the Completion (as defined in the SPA) of the Acquisition or (B) the termination of the SPA.

The Term Loan Facility contains covenants that, among other things, restrict the ability of the Company, without the approval of the lenders, to engage in mergers, consolidations, asset sales, transactions with affiliates, sale and leaseback transactions or to incur liens, as set forth in the Term Loan Credit Agreement. The Term Loan Facility also contains a financial covenant that requires the Company to maintain a Total Debt to EBITDA Ratio of not more than: (i) 4.5 to 1.0 as of the end of each fiscal quarter (with respect to the first three consecutive fiscal quarters immediately following the Term Loan Facility Closing Date) and (ii) 4.0 to 1.0 as of the end of the fourth fiscal quarter immediately following the Term Loan Facility Closing Date and each fiscal quarter thereafter. Upon the occurrence of certain financial or economic events, significant corporate events or certain other events of default constituting an event of default under the Term Loan Facility, all loans outstanding under the Term Loan Facility (including accrued interest and fees payable thereunder) may be declared immediately due and payable and all commitments under the Term Loan Facility may be terminated. In addition, certain other events of default under the Term Loan Facility would automatically result in outstanding amounts becoming immediately due and payable and all commitments being terminated.

The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Amendment to Revolving Credit Agreement

On June 6, 2017 (the “Amendment Effective Date”), the Company entered into an amendment (the “Amendment”) to that certain credit agreement, dated as of May 11, 2015 (as amended prior to the Amendment Effective Date, the “Revolving Credit Agreement”), among the Company and the borrowing subsidiaries, as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the Amendment, (A) the applicable rate for borrowings under the Revolving Credit Agreement has been lowered and ranges from 0.0% to 0.325% per annum for Base Rate loans and 0.795 % to 1.325% per annum for Eurocurrency Rate loans, and (B) the facility fee paid by the Company has been lowered and ranges from 0.08% to 0.175% on the daily amount of commitments (whether used or unused), in each case, depending on the Company’s index debt rating, as set forth in the Amendment.

The Amendment also amends, among other things, the existing financial covenant in the Revolving Credit Agreement so that it requires the Company to maintain a Total Debt to EBITDA Ratio of not more than 4.0 to 1.0 at the end of any fiscal quarter; provided that, solely to the extent the Acquisition closes, the Total Debt to EBITDA Ratio may not exceed 4.5 to 1.0 as of the end of the first three consecutive fiscal quarters immediately following the closing of the Acquisition and shall not exceed 4.0 to 1.0 as of the fourth fiscal quarter immediately following the closing of the Acquisition and each fiscal quarter thereafter.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 4.2 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on May 15, 2007, the Company, as borrower, entered into a 364-Day Bridge Credit Agreement (the “Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto providing for a $1.5 billion bridge facility (the “Bridge Facility”), consisting of $1.0 billion of tranche 1 commitments and $500 million of tranche 2 commitments (collectively, the “Bridge Commitments”).

On June 12, 2017, the Bridge Commitments were reduced to $0 and terminated in their entirety in accordance with the Bridge Credit Agreement as a result of the Company receiving net cash proceeds from the issuance of the notes (as defined below) and the commitments in respect of the Term Loan Facility

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On June 6, 2017, the Company entered into the Term Loan Credit Agreement as described under Item 1.01 above. The description of the Term Loan Credit Agreement set forth in Item 1.01 above is hereby incorporated by reference.

144A Debt Offering

As previously announced, on June 1, 2017, the Company entered into a purchase agreement by and among the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein (the “Purchase Agreement”), with respect to the issuance and sale of $500 million aggregate principal amount of the Company’s 2.625% Senior Notes due 2023 (the “2023 Notes”) and $500,000,000 aggregate principal amount of the Company’s 3.250% Senior Notes due 2028 (the “2028 Notes” and, collectively with 2023 Notes, the “notes”). The notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The notes were offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the offering of the notes, dated June 1, 2017, has been made available to such eligible persons. On June 12, 2017, the Company closed its private offering of the notes.

The notes were issued under an Indenture between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of August 19, 2010 (the “Base Indenture”), as supplemented by the seventh supplemental indenture, dated as of June 12, 2017 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The net proceeds of the offering will be used to finance the Acquisition, in part, of Bureau van Dijk Electronic Publishing B.V., a provider of business intelligence and company information products.

The 2023 Notes bear interest at the fixed rate of 2.625% per year and mature on January 15, 2023. Interest on the 2023 Notes will be due semiannually on January 15 and July 15 of each year, commencing January 15, 2018. The 2028 Notes bear interest at the fixed rate of 3.250% per year and mature on January 15, 2028. Interest on the 2028 Notes will be due semiannually on January 15 and July 15 of each year, commencing January 15, 2018.

In the event that the Company does not consummate the Acquisition on or prior to January 29, 2018, or the SPA is terminated at any time prior to such date, the Company will be required to redeem all of the notes on a special mandatory redemption date at a redemption price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest up to, but not including, the redemption date.

The Company may redeem, in whole or in part, the notes at any time, at a price equal to 100% of the principal amount being prepaid, plus accrued and unpaid interest and a make-whole premium. Notwithstanding the preceding sentence, the Company may redeem all or a portion of the 2023 Notes at its option at any time on or after December 15, 2022 (one month prior to their maturity) or all or a portion of the 2028 Notes at its option at any time on or after October 15, 2027 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of the applicable notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additionally, at the option of the holders of the notes, the Company may be required to purchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur or create liens and enter into sale and leaseback transactions. In addition, the Indenture contains a covenant that limits the ability of the Company to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity.

The Indenture contains customary default provisions. In addition, an event of default will occur if the Company or certain of its subsidiaries fail to pay the principal of any Indebtedness (as defined in the Indenture) when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or certain of its subsidiaries’ Indebtedness in an aggregate amount of $50 million or more. Upon the occurrence and during the continuation of an event of default under the Indenture, the notes may become immediately due and payable either automatically or by the vote of the holders of more than 25% of the aggregate principal amount of all of the notes then outstanding.

The description of the Base Indenture, Seventh Supplemental Indenture and the form of the notes are summaries and are qualified in their entirety by the terms of the indentures and the form of notes included therein. The Base Indenture is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 19, 2010 filed with the Commission. The Seventh Supplemental Indenture (including forms of notes) is attached hereto as Exhibit 4.3.

In addition, the Company entered into a registration rights agreement, dated as of June 12, 2017 (the “Registration Rights Agreement”), with the representatives of the initial purchasers of the notes, which sets forth, among other things, the Company’s obligations to register the notes under the Securities Act, within 365 days of June 12, 2017. A copy of the Registration Rights Agreement is filed as Exhibit 4.6 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
4.1*	Loan Agreement, dated as of June 6, 2017, among Moody’s Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	Amendment No. 1, dated as of June 6, 2017, among Moody’s Corporation, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under that certain Credit Agreement, dated as of May 11, 2015, among Moody’s Corporation, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.3	Seventh Supplemental Indenture, dated as of June 12, 2017, between Moody’s Corporation and Wells Fargo, National Association, as Trustee.
4.4	Form of 2.625% Note due 2023 (included in Exhibit 4.3).
4.5	Form of 3.250% Note due 2028 (included in Exhibit 4.3).

4.6	Registration Rights Agreement, dated as of June 12, 2017, between Moody’s Corporation and the representatives of the initial purchasers of the notes.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date:  June 12, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

4.1*	Loan Agreement, dated as of June 6, 2017, among Moody’s Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	Amendment No. 1, dated as of June 6, 2017, among Moody’s Corporation, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under that certain Credit Agreement, dated as of May 11, 2015, among Moody’s Corporation, the Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.3	Seventh Supplemental Indenture, dated as of June 12, 2017, between Moody’s Corporation and Wells Fargo, National Association, as Trustee.
4.4	Form of 2.625% Note due 2023 (included in Exhibit 4.3).
4.5	Form of 3.250% Note due 2028 (included in Exhibit 4.3).
4.6	Registration Rights Agreement, dated as of June 12, 2017, between Moody’s Corporation and the representatives of the initial purchasers of the notes.

*Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.